Exhibit 99

Contact:

Roger R. Hopkins, Chief Accounting Officer

(615) 890-9100

National Health Investors Sets Fourth Quarter Earnings Release

and Conference Call Dates

MURFREESBORO, Tenn. (February 4, 2010) - National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the fourth quarter and year ended December 31, 2009.

NHI plans to issue its earnings release for the fourth quarter before the market opens on Monday, February 22, 2010, and will host a conference call on Monday, February 22, 2010, at 10 a.m. ET. The number to call for this interactive teleconference is (212) 231-2903 with the confirmation number, 21458462.

The live broadcast of NHI’s quarterly conference call will be available online at http://www.videonewswire.com/event.asp?id=66053 on Monday, February 22, 2010, at 10 a.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, and an acute care hospital.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.  Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at http://www.sec.gov or on NHI’s web site at http://www.nhinvestors.com.

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